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                                                                    EXHIBIT 23.5


                          CONSENT OF DONALDSON, LUFKIN
                      AND JENRETTE SECURITIES CORPORATION


         We hereby consent to (i) the inclusion of our opinion letter, dated December 17, 1997, to the Board of Trust Managers of Camden Property Trust ("Camden") as Annex III to the Joint Proxy Statement/Prospectus of Camden and Oasis Residential, Inc. ("Oasis") relating to the merger of Camden and Oasis and (ii) all references to DLJ in the sections captioned "Summary" and "The Merger" of the Joint Proxy Statement/Prospectus of Camden and Oasis which forms a part of this Registration Statement of Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                  DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION




                                                  By:  /s/ Michael S. Dana
                                                     --------------------------
                                                           Michael S. Dana

New York, New York
February 5, 1998